Exhibit 99.2

ATC Contact: Michael Powell

Director of Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS SECOND QUARTER 2005 RESULTS

SECOND QUARTER 2005 HIGHLIGHTS

•	Rental and Management segment revenues increased 10% to $184.6 million

•	Rental and Management segment operating profit increased 14% to $128.8 million

•	Adjusted EBITDA increased 14% to $122.5 million

Boston, Massachusetts – July 28, 2005 – American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2005.

Total revenues increased 9% to $188.1 million and rental and management segment revenue increased 10% to $184.6 million for the quarter ended June 30, 2005, as compared to the same period in 2004. Rental and management segment operating profit increased 14% to $128.8 million for the quarter ended June 30, 2005, as compared to the same period in 2004.

Adjusted EBITDA (defined as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net) increased 14% to $122.5 million for the quarter ended June 30, 2005, as compared to the same period in 2004. Adjusted EBITDA margin was 65% for the quarter ended June 30, 2005.

Income from operations increased to $32.6 million for the quarter ended June 30, 2005, as compared to $13.1 million for the same period in 2004. Loss from continuing operations was $30.7 million for the quarter ended June 30, 2005, as compared to $64.0 million for the same period in 2004. Loss from continuing operations for the quarter ended June 30, 2005 includes a $16.4 million pre-tax loss on retirement of long-term obligations related to the refinancing of certain of the Company’s outstanding indebtedness described below, as compared to $31.4 million for the same period in 2004. Net loss decreased to $31.8 million, or $(0.14) per share, for the quarter ended June 30, 2005, from $65.2 million, or $(0.29) per share, for the same period in 2004.

Net cash provided by operating activities was $72.5 million and payments for purchases of property and equipment and construction activities were $20.6 million for the quarter ended June 30, 2005. The Company completed the construction of 56 towers during the quarter.

“During the second quarter, the wireless industry continued to demonstrate strong growth in subscribers and minutes of use, as well as the continued development of broadband data applications,” stated Jim Taiclet, American Tower’s Chairman and Chief Executive Officer. “As a result, our wireless carrier customers continued their efforts to further expand network capacity, coverage and quality. Our strong relationships with these carriers, combined with our industry-leading scale, contributed to the growth in our core tower leasing revenue and Adjusted EBITDA in the quarter.

(Continued)

“In addition, we have been diligently planning for our integration with SpectraSite. As the largest tower operator, with over 22,000 tower sites available for collocation, the combined company will continue our commitment to meeting our customers network needs as the best tower owner and operator by providing safe, compliant towers with the highest level of service.

“Since the beginning of 2005 we have made significant progress in strengthening our balance sheet and increasing our financial flexibility. We ended the second quarter near our target leverage range of four to six times net debt to annualized EBITDA. As we look to the future, we are excited about the opportunities to capitalize on the current momentum of the wireless industry through our expanded tower portfolio and to utilize our improved financial position to continue providing solid returns to our shareholders.”

Financing Highlights

The Company continued to utilize its available cash on hand to repurchase in privately negotiated transactions, a portion of its outstanding 12.25% senior subordinated discount notes due 2008 during and subsequent to the second quarter of 2005. The Company repurchased a total of $122 million face amount ($78 million of accreted value, net of $5 million fair value allocated to warrants) of its 12.25% senior subordinated discount notes for an aggregate purchase price of $94 million in cash, $117 million face amount of which were repurchased in the second quarter of 2005 and $5 million face amount of which were repurchased subsequent to the end of the second quarter of 2005. As of July 28, 2005 the Company had outstanding $339 million face amount ($225 million accreted value, net of $12 million fair value allocated to warrants) of its 12.25% senior subordinated discount notes.

As previously announced, the Company redeemed $75 million principal amount of its 9.375% senior notes due 2009 in July 2005. The total aggregate redemption price was approximately $82 million, including approximately $3 million in accrued interest, which the Company financed through a combination of internally generated funds and borrowings under the revolving loan of its credit facility. As of July 28, 2005 the Company had outstanding $67 million principal amount of its 9.375% senior notes.

The Company reduced its Net Leverage Ratio (defined as total debt less cash and cash equivalents on hand divided by second quarter annualized Adjusted EBITDA) to 6.1x as of June 30, 2005.

Board of Director Nominees

Pursuant to its May 3, 2005 merger agreement with SpectraSite, the Company has agreed to expand the size of its board of directors from six to ten members and appoint four new board members from the SpectraSite board of directors, effective at the closing of the merger. The nominating and corporate governance committees of each company unanimously recommended that each of Stephen Clark, Paul Albert, Jr., Dean Douglas and Samme Thompson be appointed to the Company’s board at the closing. In the joint proxy statement/prospectus mailed to stockholders in connection with the merger, the companies had previously identified Timothy Biltz as an anticipated director nominee. Mr. Biltz has indicated to the companies that, due to personal reasons, he has declined to be nominated as a director.

The Company and SpectraSite will each hold a special meeting of stockholders on August 3, 2005 to vote on the proposed merger and other related proposals. Once stockholder approval for the merger is obtained and the companies complete the merger, the new directors will be formally appointed to the Company’s board of directors, each to serve until the next annual meeting of stockholders.

(Continued)

2005 Quarterly and Full Year Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of July 28, 2005 for American Tower’s standalone performance. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ millions)	Third Quarter 2005			Full Year 2005
Rental and management segment revenue	$187	to	$190	$743	to	$750
Rental and management segment operating profit	$129	to	$131	$515	to	$520

Services segment revenue	$3	to	$4	$12	to	$14
Services segment operating profit	$1	to	$1	$3	to	$3

Total revenue	$190	to	$194	$755	to	$764
Total segment operating profit	$130	to	$132	$518	to	$523

Corporate G&A	$7	to	$7	$27	to	$27

Adjusted EBITDA	$123	to	$125	$491	to	$496

Cash interest expense	$42	to	$40	$166	to	$162
Non-cash interest expense (1)	$11	to	$11	$47	to	$47

Loss from continuing operations (2)	$(17)	to	$(15)	$(90)	to	$(83)

Basic and diluted net loss per common share from continuing operations	$(0.07)	to	$(0.06)	$(0.39)	to	$(0.36)

Payments for purchase of property and equipment and construction activities (3)	$20	to	$22	$75	to	$80

(1)	Non-cash interest expense includes the accretion from the Company’s 12.25% senior subordinated discount notes, warrant discount and the amortization of deferred financing fees.
(2)	The loss from continuing operations includes a $5 million pre-tax loss from retirement of long-term obligations as a result of our debt redemptions and repurchases through July 28, 2005.
(3)	The Company’s full year 2005 outlook for capital expenditures is $75 million to $80 million, including the construction of approximately 225-250 new wireless towers.

Conference Call Information

American Tower previously announced that it would host a conference call today at 8:30 a.m. EST to discuss its second quarter results for 2005 and the Company’s outlook for the third quarter and full year 2005. The dial-in numbers are US/Canada: (877) 235-9047, International: (706) 645-9644 access code 7804122. A replay of the call will be available from 8:30 a.m. EST July 29, 2005 until 11:59 p.m. EST August 5, 2005. The replay dial-in numbers are US/Canada: (800) 642-1687 and International: (706) 645-9291, access code 7804122. American Tower will also sponsor a live simulcast of the call on its website, http://investor.americantower.com. When available, a replay of the call can also be accessed on the website.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates over 14,800 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

(Continued)

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, we have presented the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, our measures of Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included on page 10 of this press release. Our results under GAAP are set forth in the financial statements attached as pages 6 to 8 of this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our third quarter and full year 2005 Outlook and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) our business and stock price could be adversely impacted by uncertainty related to our proposed merger with SpectraSite,; (2) a decrease in demand for tower space would materially and adversely affect our operating results; (3) our substantial leverage and debt service obligations may adversely affect our operating results; (4) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to economic, political and other risks; (8) a substantial portion of our revenues is derived from a small number of customers; (9) the status of Iusacell Celular’s financial restructuring exposes us to risks; (10) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions; and (16) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended March 31, 2005, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Statements in this press release regarding the transaction between American Tower and SpectraSite, the expected timetable for completing the transaction, the future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about American Tower and SpectraSite management’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of American Tower’s and SpectraSite’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability of American Tower to successfully integrate SpectraSite’s operations and employees; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in American Tower’s and SpectraSite’s filings with the Securities and Exchange Commission (“SEC”), including the registration statement on Form S-4 initially filed with the SEC on May 27, 2005, which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and American Tower and SpectraSite disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this press release.

Important Additional Information

In connection with the proposed transaction, on May 27, 2005, American Tower filed with the SEC a Registration Statement on Form S-4, containing a Joint Proxy Statement/Prospectus, which was declared effective on June 16, 2005. INVESTORS AND SECURITY HOLDERS OF AMERICAN TOWER AND SPECTRASITE ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN TOWER, SPECTRASITE, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final Joint Proxy Statement/Prospectus was mailed to stockholders of American Tower and SpectraSite on or about June 23, 2005. Investors and security holders of American Tower and SpectraSite may obtain copies of the Registration Statement and the Joint Proxy Statement/Prospectus, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about American Tower and SpectraSite, without charge, at the SEC’s website http://www.sec.gov. These documents may also be obtained for free from American Tower by directing a request to American Tower Corporation, Investor Relations, 116 Huntington Ave, Boston, MA 02116 or for free from SpectraSite by directing a request to SpectraSite at SpectraSite, Inc., 400 Regency Forest Drive, Cary, NC 27511, Attention: Secretary.

Participants in Solicitation

American Tower, SpectraSite and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower and SpectraSite shareholders in respect of the proposed transaction. Information regarding American Tower’s participants is available in American Tower’s Annual Report on Form 10-K for the year ended December 31, 2004, and the proxy statement, dated April 27, 2005, for its 2005 annual meeting of stockholders, which are filed with the SEC. Information regarding SpectraSite’s participants is available in SpectraSite’s Annual Report on Form 10-K for the year ended December 31, 2004 and the proxy statement, dated March 31, 2005, for its 2005 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such participants is included in the Registration Statement containing the Joint Proxy Statement/Prospectus filed with the SEC.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$85,622	$215,557
Accounts receivable, net	23,118	38,634
Other current assets	44,367	51,457
Assets held for sale	3,389	3,389

Total current assets	156,496	309,037

Property and equipment, net	2,192,453	2,273,356
Goodwill and other intangible assets, net	1,530,811	1,577,986
Deferred income taxes	649,256	633,814
Notes receivable and other long-term assets	296,647	291,779

Total	$4,825,663	$5,085,972

		.
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$119,623	$121,672
Accrued interest	32,339	39,466
Current portion of long-term obligations	87,955	138,386
Other current liabilities	32,281	32,681

Total current liabilities	272,198	332,205

Long-term obligations	2,991,925	3,155,228
Other long-term liabilities	129,446	121,505

Total liabilities	3,393,569	3,608,938

Minority interest in subsidiaries	5,905	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,312	2,297
Additional paid-in capital	4,031,025	4,012,425
Accumulated deficit	(2,602,782)	(2,539,403)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,426,189	1,470,953

Total	$4,825,663	$5,085,972

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
REVENUES:
Rental and management	$184,609	$167,587	$366,179	$332,163
Network development services	3,451	4,705	6,236	8,920

Total operating revenues	188,060	172,292	372,415	341,083

OPERATING EXPENSES:
Rental and management	59,388	58,320	119,568	117,196
Network development services	3,331	3,345	5,533	6,906
Depreciation, amortization and accretion	84,784	85,464	166,755	166,809
Corporate general, administrative and development expense	6,443	6,651	13,416	13,530
Impairments, net loss on sale of long-lived assets and restructuring expense	1,473	5,373	4,250	9,287

Total operating expenses	155,419	159,153	309,522	313,728

INCOME FROM OPERATIONS	32,641	13,139	62,893	27,355

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,652	7,082	7,192
Interest income	808	1,122	1,507	2,236
Interest expense	(53,043)	(68,021)	(107,759)	(137,178)
Loss on retirement of long-term obligations	(16,388)	(31,388)	(31,430)	(39,441)
Other expense	(1,160)	(655)	(490)	(859)

Total other expense	(66,199)	(95,290)	(131,090)	(168,050)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND LOSS ON EQUITY METHOD INVESTMENTS	(33,558)	(82,151)	(68,197)	(140,695)

Income tax benefit	3,846	19,269	8,184	32,287
Minority interest in net earnings of subsidiaries	(56)	(490)	(111)	(1,913)
Loss on equity method investments	(952)	(622)	(2,050)	(1,240)

LOSS FROM CONTINUING OPERATIONS	(30,720)	(63,994)	(62,174)	(111,561)

LOSS FROM DISCONTINUED OPERATIONS, NET	(1,098)	(1,203)	(1,205)	(1,874)

NET LOSS	$(31,818)	$(65,197)	$(63,379)	$(113,435)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.13)	$(0.29)	$(0.27)	$(0.50)
Loss from discontinued operations	(0.01)		(0.01)	(0.01)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.14)	$(0.29)	$(0.28)	$(0.51)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	230,793	223,578	230,477	221,993

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(63,379)	$(113,435)
Non-cash items reflected in statements of operations	219,926	228,069
Decrease in assets	13,644	2,934
Decrease in liabilities	(5,182)	(12,178)

Cash provided by operating activities	165,009	105,390

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(36,526)	(18,666)
Payments for acquisitions	(4,184)	(18,353)
Payment for acquisition of Mexico minority interest	(7,270)	(3,947)
Proceeds from sale of businesses and other long-term assets	3,625	21,288
Deposits, investments and other long-term assets	(587)	548

Cash used for investing activities	(44,942)	(19,130)

CASH FLOWS (USED FOR) PROVIDED BY FINANCING ACTIVITIES:
Repayment of notes payable, credit facility and capital leases	(260,188)	(1,076,978)
Proceeds from issuance of debt securities		225,000
Net proceeds from stock options and other	10,767	8,780
Borrowings under credit facility		700,000
Restricted cash and investments		170,036
Deferred financing costs and other financing activities	(581)	(20,707)

Cash (used for) provided by financing activities	(250,002)	6,131

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(129,935)	92,391
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF PERIOD	$85,622	$197,856

CASH PAID FOR INCOME TAXES	$9,453	$989

CASH PAID FOR INTEREST	$90,170	$103,979

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL

(in millions)

Three Months Ended June 30, 2005
CAPITAL EXPENDITURES (PAYMENTS FOR PURCHASE OF PROPERTY AND EQUIPMENT AND CONSTRUCTION ACTIVITIES)
Discretionary	$12
Improvements/Augmentation	8
Corporate	1

Total	$21

SELECTED INTEREST EXPENSE DETAIL (in millions)
Three Months Ended June 30, 2005
Credit facility	$9
12.25% Senior subordinated discount notes due 2008	8
9.375% Senior notes due 2009	3
5.0% Convertible notes due 2010	3
3.25% Convertible notes due 2010	2
7.25% Senior subordinated notes due 2011	7
7.50% Senior notes due 2012	4
3.00% Convertible notes due 2012	3
7.125% Senior notes due 2012	9
Deferred financing amortization, warrant discount and other discount/(premium) amortization	4
Other	1

Total interest expense	$53

SELECTED BALANCE SHEET DETAIL (in millions)
June 30, 2005
LONG-TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION
Term loan A	$300
Term loan C	396
Revolver	—
12.25% Senior subordinated discount notes due 2008	225
9.375% Senior notes due 2009	142
5.0% Convertible notes due 2010	276
3.25% Convertible notes due 2010	210
7.25% Senior subordinated notes due 2011	400
7.50% Senior notes due 2012	225
3.00% Convertible notes due 2012	344
7.125% Senior notes due 2012	502
Other debt	60

Total debt	3,080
Cash & cash equivalents	86

Net debt (Total debt less total cash and cash equivalents)	$2,994

SELECTED SHARE DETAIL
June 30, 2005
TOTAL SHARES OUTSTANDING (in millions)	231.2

SELECTED TOWER PORTFOLIO DETAIL

Three Months Ended June 30, 2005

	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
ACTIVE TOWER COUNTS
Beginning Balance, 4/1/05	13,795	327	695	14,817
New Construction	56	—	—	56
Acquisitions	9	—	—	9
Reductions	(3)	—	(24)	(27)

Ending Balance, 6/30/05	13,857	327	671	14,855

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

Second Quarter 2005 and 2004: Adjusted EBITDA and Adjusted EBITDA margin

The reconciliation of net loss to adjusted EBITDA is as follows:

(in thousands of dollars)

	Three Months Ended June 30,
	2005	2004
Net loss	$(31,818)	$(65,197)

Loss from discontinued operations, net	1,098	1,203

Loss from continuing operations	(30,720)	(63,994)

Interest expense	53,043	68,021
Interest income	(808)	(1,122)
Income tax benefit	(3,846)	(19,269)
Depreciation, amortization and accretion	84,784	85,464
Impairments, net loss on sale of long-lived assets and restructuring expense	1,473	5,373
Loss on retirement of long-term obligations	16,388	31,388
Minority interest in net earnings of subsidiaries	56	490
Loss on equity method investments	952	622
Other expense	1,160	655

Adjusted EBITDA	$122,482	$107,628

Divided by total operating revenues	$188,060	$172,292

Adjusted EBITDA margin	65%	62%

Second Quarter 2005 and 2004: Net Leverage Ratio The calculation of net leverage is as follows: (in thousands of dollars, except ratios)

	June 30,
	2005	2004
Total cash and cash equivalents	$85,622	$197,856

Current portion of long-term obligations	87,955	6,495
Long-term obligations	2,991,925	3,260,322

Total debt	3,079,880	3,266,817

Net debt (Total debt less total cash and cash equivalents)	2,994,258	3,068,961

Respective 2Q Adjusted EBITDA	122,482	107,628
Multiplied by 4 (annualization)	x 4	x 4

Respective 2Q annualized Adjusted EBITDA	$489,928	$430,512

Net Leverage Ratio (Net debt divided by respective 2Q annualized Adjusted EBITDA)	6.1x	7.1x

Third Quarter and Full Year 2005 Outlook to GAAP Measures

The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows:

(in millions of dollars)

	Third Quarter 2005			Full Year 2005
	Low		High	Low		High
Loss from continuing operations (1) (2)	$(17)	to	$(15)	$(90)	to	$(83)
Total interest expense	53	to	51	213	to	209
Other, including depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets and restructuring expense, interest income, loss on retirement of long-term obligations, loss on equity method investments, other expense, income tax benefit and minority interest in net earnings of subsidiaries. (2)	87	to	89	368	to	370

Adjusted EBITDA	$123	to	$125	$491	to	$496

(1)	The Company has not reconciled our Adjusted EBITDA to net loss because we do not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.
(2)	The Company’s third quarter loss from continuing operations includes a $5 million pre-tax loss from retirement of long-term obligations as a result of our debt redemptions and repurchases as of July 28, 2005.

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